PLANET ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                -------------------------------------------------
                                   EXHIBIT 11
                                   ----------
                               EARNINGS PER SHARE
                               ------------------
                                   (UNAUDITED)

                                                FOR THE THREE MONTHS ENDED                FOR THE SIX MONTHS ENDED
                                                 FEBRUARY 29,    FEBRUARY 28,        FEBRUARY 29,         FEBRUARY 28,
                                                   2000              1999              2000                  1999
                                              ------------       ------------       --------------        ------------


BASIC EARNINGS PER SHARE:
  Income (Loss) from Continuing Operations    $   (413,529)      $   (216,528)      $    1,053,504        $    280,826
  Less Preferred Stock Dividends                   (80,510)           (87,500)            (160,135)           (175,000)
                                              ------------       ------------       --------------        ------------
   Income (Loss) from Continuing Operations
   Available to Common Stockholders               (494,039)          (304,028)             893,369             105,826

  Income (Loss) from Discontinued Operations,
     net of income taxes                            (8,653)           (46,962)             (20,526)           (75,233)

   Gain on Disposal of
   Discontinued Operations,
     net of income taxes                            35,777                  -               35,777                   -
                                              ------------       ------------       --------------        ------------
  Net Income (Loss) Available to
  Common Stockholders                         $   (466,915)      $   (350,990)      $      908,620        $     30,593
                                              ------------       ------------       --------------        ------------
  Weighted Average Shares Outstanding           12,307,749         11,976,055           12,227,339          11,976,055
    Per Share Detail:
        Income (Loss): Continuing Operations          (.04)              (.03)                 .07                 .01
        Income (Loss): Discontinued Operations           *                  *                    *                (.01)
        Gain (Loss) on  Disposal of
        Discontinued Operations                          *                  -                    *                   -
                                              ------------       ------------       --------------        ------------
  BASIC EPS-Total                             $       (.04)      $       (.03)      $          .08        $          *
                                              ------------       ------------       --------------        ------------



DILUTED EARNINGS PER SHARE:
  Income (Loss) from Continuing Operations
  Available to Common Shareholders            $   (494,039)      $   (304,028)      $      893,369             105,826
  Add Back Preferred Stock Dividends                80,510             87,500              160,135             175,000
                                              ------------       ------------       --------------        ------------

     Adjusted Income (Loss):Continuing Operations (413,529)          (216,528)           1,053,504             280,826
     Income (Loss) from Discontinued Operations     (8,653)           (46,962)             (20,526)            (75,233)

     Gain (Loss) on Disposal of
     Discontinued Operations                        35,777                  -               35,777                   -
                                              ------------       ------------       --------------        ------------

   Net Income (Loss) Available to
   Common Stockholders                        $   (386,405)          (263,490)           1,068,755            205,593
                                              ------------       ------------       --------------        ------------

   Weighted Average and Dilution Shares:
       Weighted Average Shares Outstanding      12,307,749         11,976,055           12,227,339          11,976,055
       Conversion of Warrants                            -                  -                  N/A           1,934,897
       Exercise of Options                               -                  -                1,853                 N/A
       Conversion of Preferred Stock                     -                  -            5,577,552                   -
                                              ------------       ------------       --------------        ------------
                                                12,307,749         11,976,055           17,806,744          13,910,952
                                              ------------       ------------       --------------        ------------
   Per Share Detail:
       Income (Loss): Continuing Operations           (.04)              (.03)                 .06                 .02
       Income (Loss): Discontinued Operations            *                  *                    *                (.01)
       Gain (Loss) on Disposal of
       Discontinued Operations                           *                  -                    *                   -
                                              ------------       ------------       --------------        ------------

  DILUTED EPS-Total                           $      (.04)       $       (.03)      $          .06        $        .01
                                              ------------       ------------       --------------        ------------
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*LESS THEN $.01 PER SHARE

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